Exhibit 99.01

News Release

General Employment Enterprises, Inc., Oakbrook Terrace Tower, Suite 2200, Oakbrook Terrace, IL  60181, (630) 954-0400

FOR IMMEDIATE RELEASE:	January 8, 2010

COMPANY:	General Employment Enterprises, Inc.

CONTACT:	Salvatore J. Zizza
Chief Executive Officer
Phone: (630) 954-0403 Fax: (630) 954-0595
E-mail: invest@genp.com

General Employment Reports Fourth Quarter and Fiscal 2009 Results

General Employment Enterprises, Inc. (NYSE Amex: JOB) reported consolidated net revenues for the quarter ended September 30, 2009 of $2,515,000, which were down 33% compared with consolidated net revenues of $3,760,000 reported for the same period last year.  It was the fourth quarter of the Company’s 2009 fiscal year.  Contract service revenues for the quarter were $1,847,000, up 2% from the same period last year. Placement service revenues of $668,000 decreased 66% from last year.

The Company had a net loss of $69,000 or $.01 per share, in the fourth quarter of this year, compared with a net loss of $474,000, or $.09 per share, in the fourth quarter last year.

Commenting on the Company's performance, Salvatore J. Zizza, CEO said, “It was an extremely challenging environment in the staffing industry, particularly for full-time placement services.  Employment conditions in the United States continued to deteriorate during the quarter, as 700,000 Americans lost their jobs and the national unemployment rate rose to 9.8%.”

Mr. Zizza continued, “Despite the 33% decline in consolidated net revenues, we were able to reduce the quarterly net loss by 85% by controlling costs.  On July 1st we implemented a major restructuring of corporate and field operations, and throughout the fourth quarter we continued to take actions to reduce and control our cost structure.  As a result, we reduced our selling, general and administrative expenses by 56% from the same quarter last year. As a result, we were able to reduce the quarterly net loss to $69,000.”

Fiscal Year Results

For the year ended September 30, 2009, the Company had a net loss of $4,228,000, or $.58 per share, compared with a net loss of $1,806,000, or $.35 per share, for the same period last year. Consolidated net revenues for year were $10,394,000, down 32% compared with $15,235,000 last year.
During the year ended September 30, 2009, the Company recorded additional compensation expense of $1,070,000 under a consulting agreement with the Company’s former Chairman, Chief Executive Officer and President (the “former CEO”) that became effective on July 1, 2009.   Under the consulting agreement, the former CEO resigned from those positions and his employment agreement with the Company was terminated, and the Company became obligated to make monthly payments over a five-year period and to issue 500,000 shares of common stock to the former CEO.  The additional compensation expense is included in selling, general and administrative expenses on the consolidated statement of operations.  The results for the year also include a provision for the cost of closing branch offices of $330,000.  During the period, the Company consolidated ten branch offices in four metropolitan areas.

Excluding the provision for additional compensation and the provision for the cost of closing branch offices, the Company’s net loss for the year was $2,828,000, or $.39 per share.

Business Information

General Employment provides professional staffing services, and specializes in information technology, accounting and engineering placements.

The Company's business is highly dependent on national employment trends in general and on the demand for professional staff in particular. Because long-term contracts are not a significant part of the Company's business, future results cannot be reliably predicted by considering past trends or by extrapolating past results. Some of the factors that could affect the Company's future performance include, but are not limited to, general business conditions, the demand for the Company's services, competitive market pressures, the ability of the Company to attract and retain qualified personnel for regular full-time placement and contract assignments, the possibility of incurring liability for the Company's business activities, including the activities of contract employees and events affecting its contract employees on client premises, and the ability of the Company to attract and retain qualified corporate and branch management.

Forward-Looking Statements

The statements made in this press release which are not historical facts are forward-looking statements.  Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, our actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause our actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in our annual report on Form 10-KSB for the fiscal year ended September 30, 2008, and in our other filings with the SEC. General Employment is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

GENERAL EMPLOYMENT ENTERPRISES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(In Thousands, Except Per Share)

	Three Months		Year
	Ended September 30		Ended September 30
	2009	2008	2009	2008
Net revenues:
Contract services	$1,847	$1,811	$6,280	$7,476
Placement services	668	1,949	4,114	7,759

Net revenues	2,515	3,760	10,394	15,235
Cost of contract services	1,281	1,221	4,374	5,037
Selling, general and administrative expenses (1) (2)	1,303	2,986	10,198	12,041

Loss from operations	(69)	(447)	(4,178)	(1,843)
Investment income (loss)	—	(27)	(50)	37

Net loss (3)	$(69)	$(474)	$(4,228)	$(1,806)

Average number of shares - basic and diluted	13,369	5,165	7,232	5,163

Net loss per share - basic and diluted	$(.01)	$(.09)	$(.58)	$(.35)

________________________________________
(1)  During the year ended September 30, 2009, the Company recorded additional compensation expense of $1,070,000 under a consulting agreement with the Company’s former Chairman, Chief Executive Officer and President (the “former CEO”) that became effective on July 1, 2009.  Under the consulting agreement, the former CEO resigned from those positions and his employment agreement with the Company was terminated, and the Company became obligated to make monthly payments over a five-year period and to issue 500,000 shares of common stock to the former CEO.  The additional compensation expense is included in selling, general and administrative expenses for the twelve months ended September 30, 2009, and it is comprised of a liability for the future payments in the amount of $790,000 and additional common stock in the amount of $280,000.

(2)  Selling, general and administrative expenses for the twelve months ended September 30, 2009 include a provision for the cost of closing branch offices of $330,000.  During the period, the Company consolidated ten branch offices into four branch offices in four metropolitan areas.

(3)  There were no credits of income taxes as a result of the pretax losses during the periods, because there was not sufficient assurance that future tax benefits would be realized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
NON-GAAP RESULTS OF OPERATIONS AND RECONCILIATION
(In Thousands, Except Per Share)

The Company's results of operations, excluding the additional compensation expense under the consulting agreement and excluding the provision for the cost of closing offices from selling, general and administrative expenses, are shown in the table below.  Management believes that this information provides a meaningful measurement of the results of operations on an ongoing basis, without the one-time charges.

	Three Months		Year
	Ended September 30		Ended September 30
	2009	2008	2009	2008
Net revenues:
Contract services	$1,847	$1,811	$6,280	$7,476
Placement services	668	1,949	4,114	7,759

Net revenues	2,515	3,760	10,394	15,235
Cost of contract services	1,281	1,221	4,374	5,037
Selling, general and administrative expenses (4)	1,404	2,986	8,798	12,041

Loss from operations	(170)	(447)	(2,778)	(1,843)
Investment income (loss)	—	(27)	(50)	37

Net loss	$(170)	$(474)	$(2,828)	$(1,806)

Average number of shares - basic and diluted	13,369	5,165	7,232	5,163

Net loss per share - basic and diluted	$(.01)	$(.09)	$(.39)	$(.35)

________________________________________
(4) A reconciliation of selling, general and administrative expenses is as follows:

	Three Months		Year
	Ended September 30		Ended September 30
	2009	2008	2009	2008

Non-GAAP expenses	$1,404	$2,986	$8,798	$12,041
Additional compensation under consulting agreement	(55)	—	1,070	—
Provision for cost of closing offices	(46)	—	330	—

As reported	$1,303	$2,986	$10,198	$12,041

GENERAL EMPLOYMENT ENTERPRISES, INC.
SUMMARIZED CONSOLIDATED BALANCE SHEET INFORMATION
(In Thousands)

	September 30	September 30
	2009	2008
Assets:
Cash and cash equivalents	$2,810	$4,165
Other current assets	1,287	1,627

Total current assets	4,097	5,792
Property and equipment, net	570	791
Other assets	—	419

Total assets	$4,667	$7,002

Liabilities and shareholders' equity:
Current liabilities	$1,488	$1,507
Other liabilities	575	419
Shareholders' equity (5)	2,604	5,076

Total liabilities and shareholders' equity	$4,667	$7,002

________________________________________
(5)  During the year ended September 30, 2009, the Company recorded the sale of 7,700,000 newly-issued shares of common stock to PSQ, LLC for $1,925,000 in cash, pursuant to a Securities Purchase and Tender Offer Agreement that had been entered into by the Company on March 30, 2009.  The net proceeds to the Company from the share issuance , after deducting related costs, were $1,384,000.